Exhibit 99.1

AITX Q2 FY2027: Revenue Excluding Largest Customer Up 61% Year-Over-Year; Revenue Up 8% Sequentially

Customer Base More Diversified than at Any Point in Company History; Expanded Cost Program Targets Monthly Operating Cash Breakeven in January 2027

Detroit, Michigan, October 21, 2026 - Artificial Intelligence Technology Solutions, Inc. (the "Company") (OTCID:AITX), a developer and operator of AI-driven security and productivity solutions for enterprise clients, today reported financial results for its fiscal second quarter ended August 31, 2026, as filed in the Company's Quarterly Report on Form 10-Q with the Securities and Exchange Commission on October 20, 2026. Results are reviewed but unaudited.

AITX

Artificial Intelligence Technology Solutions Inc.

Reports Q2 FY2027 Results

Base Business Grows 61% Year Over Year

The quarter marked a return to sequential and year-over-year revenue growth, record revenue from customers other than the Company's largest customer, and a substantially more diversified revenue mix, while the cost-reduction program announced in August began implementation.

Q2 FY2027 Financial Highlights

Three months ended August 31, 2026, compared with the three months ended August 31, 2025, unless otherwise noted.

• Revenue of $1,985,604, up 5% from $1,888,749 in the prior-year quarter and up 8% from $1,831,202 in the first quarter of fiscal 2027. Device rental revenue increased 4% to $1,765,293 and direct sales increased 14% to $220,311.

• Revenue excluding the Company's largest customer reached a record $1,627,444, up 61% from $1,010,243 in the prior-year quarter and up 11% from $1,463,319 in the first quarter, exceeding the greater-than-10% sequential growth outlook provided in July. Revenue from the largest customer, which began reducing its spend in December 2025 as part of its own cost-cutting initiatives, was $358,160, down 3% sequentially (compared with a 50% sequential decline in the first quarter) and represented 18% of total revenue, down from 46% in the prior-year quarter.

• Recurring revenue of $1,765,293 from device rental activities represented 89% of total revenue, an annualized run-rate of approximately $7.1 million.

• Gross profit was $1,063,301, or 54% of revenue, including a $270,987 non-cash inventory write-down related to the Company's discontinued residential camera product line. Excluding the write-down, gross profit was $1,334,288, or 67% of revenue, compared with $1,344,865 (71%) in the prior-year quarter and $1,183,824 (65%) in the first quarter.

• Operating expenses for the six months ended August 31, 2026 declined 5% to $7,636,884 from $8,066,193 in the prior-year period, with general and administrative expenses down 6%, or $380,193, driven primarily by lower salary and wage expense. These results reflect only one month of the cost-reduction program announced August 3, 2026; additional savings from decisions made in September are expected to begin appearing in third-quarter results.

• Loss from operations was $2,680,396 for the quarter and $5,389,759 for the six-month period, compared with $5,487,827 in the prior-year six-month period. Excluding the inventory write-down, loss from operations for the quarter narrowed 11% sequentially to $2,409,409 from $2,709,364 in the first quarter.

Customer Base More Diversified Than at Any Point in Company History

A year ago, a single customer represented 46% of quarterly revenue and was nearly four times the size of the Company's second-largest customer. In the second quarter that customer represented 18% of revenue and was less than 1.5 times the size of the second-largest, and the Company's next four customers combined now exceed it. The five largest customers together accounted for approximately 50% of second-quarter revenue, compared with approximately 73% in the prior-year quarter, while revenue from customers outside the top five nearly doubled, growing 91% year-over-year.

The shift reflects approximately 61% year-over-year growth in revenue from all other customers, driven by new and expanded deployments across logistics, healthcare, construction and critical infrastructure. This growth reduces the Company's exposure to any single account.

Cost Reduction and Operating Cash-Flow Gap Closure in Full Force This Quarter

The cost-reduction program announced on August 3, 2026, is fully underway and was expanded on October 20, 2026. Management continues to act aggressively to achieve the objective to close the gap between monthly billings and operating expenses through a combination of lower cash operating costs and continued revenue growth, while protecting the products and initiatives that are close to market and performing.

Decisions made in September are expected to begin to be reflected in third-quarter results. On October 20, 2026, the Company announced an expansion of the program, with cost and cash savings expected to exceed $350,000 per month from February 2027.

Fiscal Third Quarter at Midpoint; RAIA Launch on Track

With the fiscal third quarter (September through November 2026) now at its midpoint, the Company confirms that the launch of RAIA™ remains on track for the quarter and is expected in the coming weeks.

CEO Commentary

"Q2 is the quarter the base business showed up," said Steve Reinharz, CEO, CTO and founder of AITX. "Revenue from customers other than our largest, now 82% of our total revenue, grew 61% year-over-year and set a record. Our top accounts are now spread across multiple customers rather than concentrated in one, and the margin profile of the core business was 67% once you set aside a one-time write-down on a product line we have already exited."

Reinharz continued: "At the same time, I am extremely focused on cost. The program we announced in August is underway, and yesterday we expanded it. We are protecting the products and initiatives that are close to market and generating results, and reducing or eliminating spending on products, initiatives and activities that are not close to market or are not producing results."

Outlook

Management's priority for the second half of fiscal 2027 is to close the operating cash-flow gap through the combination of reduced costs and increased revenue. As announced on October 20, 2026, the Company expanded its cost and cash savings program and now expects to reach monthly operating cash breakeven, defined as monthly revenue exceeding operating cash expenses excluding debt service and device builds, in January 2027, and all-in cash breakeven, which also includes debt service and device builds, in the second calendar quarter of 2027.

About Artificial Intelligence Technology Solutions, Inc.

Artificial Intelligence Technology Solutions, Inc. is a developer and operator of AI-driven security and productivity solutions for enterprise clients.

Through its subsidiaries, including Robotic Assistance Devices, Inc., the Company develops and delivers artificial intelligence, autonomous response, robotics, software and remote monitoring technologies intended to help organizations improve security operations, enhance situational awareness and address labor and cost challenges.

Additional information is available at www.aitx.ai and www.radsecurity.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of applicable federal securities laws. These statements reflect management's current expectations, estimates, assumptions and objectives regarding future events and performance and are not guarantees of future results. Forward-looking statements may be identified by words such as "anticipate," "believe," "continue," "expect," "intend," "may," "objective," "plan," "scheduled," "target," "will" and similar expressions, although not all forward-looking statements contain these words.  Because the Company's common stock is a "penny stock," the safe harbor for forward-looking statements under Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 is not available to the Company.

Forward-looking statements in this release include statements regarding the Company's anticipated revenue growth, recurring revenue, customer acquisition, customer expansion and revenue diversification; the expected continuation or stabilization of revenue from its largest customer; the expansion, implementation, timing and financial effects of its cost reduction program; anticipated reductions in operating expenses and cash operating costs; the expectation that actions taken after the second quarter will produce savings in subsequent periods; the ability to reduce expenses while preserving customer service, deployments, product development and commercialization activities; the timing and content of subsequent updates concerning the Company's commercial organization and cost structure; the anticipated timing of the RAIA launch and related development and commercialization activities; and the Company's objective of closing its operating cash flow gap and achieving monthly operating cash breakeven in January 2027 and all-in cash breakeven in the second calendar quarter of 2027.

The January 2027 and second calendar quarter 2027 objectives described in this release are internal management measures, not measures under generally accepted accounting principles. Monthly operating cash breakeven compares monthly revenue with operating cash expenses, excluding debt service and device builds; all-in cash breakeven also includes debt service and device builds. These measures differ from the December 2026 objective announced on August 3, 2026, which compared monthly billings with operating expenses excluding interest. Revenue does not necessarily represent cash collected during the same period. Achievement of either objective would not, by itself, establish positive net cash provided by operating activities under generally accepted accounting principles, overall profitability, sufficient liquidity to satisfy the Company's obligations or the elimination of its need for external financing. Debt repayments, interest, working capital requirements, inventory and device builds, repayment of deferred compensation and other cash obligations may continue to require financing even if these objectives are achieved. There can be no assurance that the Company will achieve these objectives in the periods expected or in any subsequent period, or sustain them if achieved.

Forward-looking statements are subject to significant risks and uncertainties that could cause actual results to differ materially from those expressed or implied. These include the possibility that anticipated revenue growth, customer orders, deployments, renewals or collections are delayed, reduced or do not occur; that revenue from the largest customer or other significant customers declines further; that increased revenue from other customers does not offset those declines; that customer concentration remains material despite greater diversification; that anticipated savings are delayed, smaller than expected or offset by severance, implementation costs, vendor commitments or other expenses; that staffing reductions or changes in responsibilities adversely affect sales, development, production, deployments, service quality or customer retention; and that changes in product mix, production costs, inventory requirements or additional inventory charges adversely affect gross profit and operating results.

Additional risks include delays or changes in the development, launch, availability or commercialization of RAIA and other products; failure of new or existing solutions to achieve anticipated customer acceptance or financial results; changes in competitive conditions or customer spending; increased working capital needs, interest expense, debt service or other cash requirements; the Company's ability to obtain sufficient financing on acceptable terms or at all; potential dilution associated with additional financing; and the Company's ability to continue as a going concern. Historical growth rates, sequential improvements, recurring revenue levels and annualized revenue calculations do not assure comparable future performance. Annualized revenue calculations are illustrative extrapolations of historical results and do not represent contracted future revenue or revenue guidance.

These risks are not exhaustive. Readers should review the financial statements, accompanying notes and risk disclosures in the Company's Quarterly Report on Form 10-Q for the period ended August 31, 2026, its most recent Annual Report on Form 10-K for the fiscal year ended February 28, 2026, and subsequent filings with the Securities and Exchange Commission. Forward-looking statements speak only as of the date of this release. Readers are cautioned not to place undue reliance on them. Except as required by law, the Company undertakes no obligation to publicly update or revise any forward-looking statement to reflect subsequent events, circumstances or changes in expectations.

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Doug Clemons, Chief Marketing Officer
248-270-8273
doug.c@radsecurity.com